UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 14, 2007

UNIVERSAL TECHNICAL INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona	85027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(623) 445-9500

None

 (Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On September 14, 2007, Universal Technical Institute, Inc. (“the Company”) issued a press release reporting a reduction in force of approximately 225 employees nationwide, effective September 16, 2007. The nationwide headcount of the Company following these terminations is approximately 2,080 employees. Severance and outplacement charges relating to the reduction in force, as well as the previously reported campus sales management restructuring of approximately $3.6 million and $0.8 million, respectively, will be included in the results of the fourth quarter ending September 30, 2007. Approximately 75% is associated with Educational Services and Facilities expense, with the remaining 25% related to Sales, General and Administrative expense. These reductions in force are expected to reduce compensation and related expenses by approximately $10.7 to $11.4 million in fiscal year 2008. These cost savings are expected to be substantially offset by investments in marketing, student financing alternatives and the outsourcing of certain student financial aid processing.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT #	DESCRIPTION
99.1	Press Release of Universal Technical Institute, Inc., dated September 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL TECHNICAL INSTITUTE, INC.

Dated:	September 14, 2007	By:	/s/ Chad A. Freed
		Name:	Chad A. Freed
		Title:	Senior Vice President and General Counsel